Exhibit 1.2

AMENDMENT No. 6 dated as of March 14, 2025 (this “Amendment”) to the Amended and Restated Credit Agreement dated as of July 20, 2018 (as amended, modified or otherwise supplemented through the date hereof, the “Credit Agreement”), by and among AERSALE, INC., a Florida corporation, AERSALE USA 1 LLC, a Delaware limited liability company, AERSALE COMPONENT SOLUTIONS, INC., a New Mexico corporation, AerSale Aviation Limited, an Irish private company limited by shares, AerSale 27469 Aviation Limited, an Irish private company limited by shares, AerSale 27910 Aviation Limited, an Irish private company limited by shares, CORAL GABLES 1 LIMITED, an Irish private company limited by shares, CORAL GABLES 2 LIMITED, an Irish private company limited by shares, AVBORNE ACCESSORY GROUP, INC., a Delaware corporation, AERSALE USA 2 SUB LLC, a Delaware limited liability company, QWEST AIR PARTS, LLC, a Florida limited liability company, Q2 AVIATION LLC, a Tennessee limited liability company, AIRCRAFT COMPOSITE TECHNOLOGIES, INC., a Florida corporation, and AERSALE IRELAND 1 LIMITED, an Irish private company limited by shares (each a “Borrower” and collectively, the “Borrowers”), AERSALE AVIATION INC., a Delaware corporation formerly known as AerSale Corp. (“AerSale Aviation”), AERSALE CORPORATION, a Delaware corporation (“AerSale Corporation”) and MONOCLE PARENT LLC, a Delaware limited liability company (“Monocle Parent” and together with AerSale Aviation and AerSale Corporation, each a “Parent Company” and collectively, the “Parent Companies”; the Parent Companies together with the Borrowers are referred to herein as the “Loan Parties” and each a “Loan Party”), the Lenders signatory hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Credit Agreement.

R E C I T A L S

WHEREAS, the Borrowers, Parent Companies, Agent and the Lenders signatory thereto are parties to the Credit Agreement;

WHEREAS, the Loan Parties have informed Agent and Lenders of Borrowers’ intention to repurchase a portion of the Equity Interests of AerSale Corporation from Leonard Green & Partners, LLP (the “Repurchase Transaction”), which action constitutes a “Restricted Payment” and is restricted under Section 6.7 of the Credit Agreement;

WHEREAS, the Loan Parties have requested a portion of the Repurchase Transaction in an amount not to exceed $45,000,000 (the “Second Specified Restricted Payment”) to be excluded from the Fixed Charge Coverage Ratio;

WHEREAS, the Loan Parties have requested that the Agent and the Lenders enter into this Amendment to (i) provide their limited consent with respect to the Second Specified Restricted Payment, notwithstanding any failure to comply with Section 6.7 of the Credit Agreement and (ii) make certain amendments to the Credit Agreement as set forth herein;

WHEREAS, for the amendments contemplated in this Amendment to be effective, Section 14.1(a) of the Credit Agreement requires the consent of the Required Lenders;

WHEREAS, the Lenders signatory hereto constitute the Required Lenders under the Credit Agreement;

WHEREAS, subject to the terms and conditions set forth herein, Agent and the Required Lenders are willing to (i) consent to the Second Specified Restricted Payment, notwithstanding any failure to comply with Section 6.7 of the Credit Agreement and (ii) make certain amendments to the Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, the Loan Parties are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement or any Loan Document is being waived or modified by the terms of this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound agree as follows:

Section 1:      Limited Consent and No Waiver. Subject to the satisfaction of the conditions set forth in Section 5 below and the immediately succeeding conditions, the Agent and the Lenders hereby consent to the Second Specified Restricted Payment and, solely with respect to the Second Specified Restricted Payment, hereby waive compliance by Borrowers with Section 6.7 of the Credit Agreement, so long as:

(i)            the total amount of the Second Specified Restricted Payment shall not exceed $45,000,000; and

(ii)           the Second Specified Restricted Payment shall have occurred within ninety (90) days of the date hereof.

Section 2:      Amendments to Credit Agreement.

(i)            The definition of “Fixed Charge Coverage Ratio” is hereby amended and restated in its entirety:

““Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the ratio of (a) (i) the sum of (A) EBITDA for such period plus (B) Curative Equity minus (ii) Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period; provided that for purposes of calculating the Fixed Charge Coverage Ratio for the quarters ending June 30, 2023, September 30, 2023, December 31, 2023 and March 31, 2024, $8,500,000 drawn on the Synovus Facility as of June 30, 2023 shall be excluded from Unfinanced Capital Expenditures for such quarter, to (b) (i) Fixed Charges for such period plus (ii) all Restricted Payments, other than (x) the Specified Restricted Payment, (y) the Second Specified Restricted Payment and (z) Restricted Payments permitted pursuant to clauses (a) through (g) of Section 6.7 of this Agreement, paid (whether in cash or other property, other than common Equity Interests) during such period plus (iii) all federal, state, and local income Taxes (except for (i) any such Taxes paid in connection with the Specified Insurance Proceeds and (ii) all excise Taxes paid in connection with the Repurchase Transaction) paid in cash during such period. For the purposes of calculating Fixed Charge Coverage Ratio for any Reference Period, if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, Fixed Charges and Unfinanced Capital Expenditures for such Reference Period shall be calculated after giving pro forma effect thereto or in such other manner acceptable to Agent as if any such Permitted Acquisition occurred on the first day of such Reference Period.”

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[AerSale] Fifth Amendment

(ii)           The following definitions are hereby added to Section 1 of the Credit Agreement in the appropriate alphabetical position:

““Repurchase Transaction” means that certain repurchase by the Borrowers, in a public or private transaction, of a portion of the Equity Interests of Parent from Leonard Green & Partners, LLP, which shall be consummated in calendar year 2025.”

““Second Specified Restricted Payment” means that certain portion of the Repurchase Transaction in an amount not to exceed $45,000,000, which shall occur within ninety (90) days of the Sixth Amendment Effective Date.”

““Sixth Amendment Effective Date” means March 14, 2025.”

““Specified Insurance Proceeds” means the insurance proceeds received by AerSale in connection with the insurance claim filed by AerSale for the loss of assets constituting Collateral that were destroyed in a fire at AerSale’s facility located in Roswell, New Mexico in April 2024.”

(iii)          Article 7 of the Credit Agreement is hereby amended by adding a new Section 7.2 to read in its entirety as follows:

7.2            Excess Availability. Cause to be maintained at all times Excess Availability of not less than $15,000,000 from and after the Sixth Amendment Effective Date until the earlier to occur of (i) the date that, following the Sixth Amendment Effective Date, the Borrower receives additional Specified Insurance Proceeds of at least $15,000,000 in cash to the reasonable satisfaction of the Administrative Agent and (ii) September 30, 2025.

Section 3:      Representations and Warranties. The Loan Parties hereby represent and warrant to the Agent and the Required Lenders as follows:

(i)            No Default or Event of Default has occurred and is continuing.

(ii)           The execution, delivery and performance by each of the Loan Parties of this Amendment and the other Loan Documents executed in connection herewith are within the scope of its corporate or other organizational power, and have been duly authorized by all necessary corporate or organizational action, and no material authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution or delivery of this Amendment and the other Loan Documents executed in connection herewith or for the validity or enforceability hereof and thereof except for those which been duly obtained, made or complied with prior to the date hereof. The Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, examinership, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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[AerSale] Fifth Amendment

(iii)          The persons executing this Amendment and the other Loan Documents executed in connection herewith are duly authorized to execute this Amendment and the other Loan Documents executed in connection herewith and bind each Loan Party.

(iv)          All representations and warranties of each Loan Party contained in the Credit Agreement and those set forth herein (other than the representations or warranties expressly made only on and as of the Closing Date) are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

Section 4:      No Other Amendments or Waivers; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect without modification or waiver.

Section 5:      Effectiveness. This Amendment shall become effective as of the date hereof (the “Sixth Amendment Effective Date”) upon the satisfaction of the conditions listed below. Further, no Lender shall be obligated to make any advance or Loan, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner described below or reasonably satisfactory to, or waived in writing by, Agent and the Required Lenders:

(A)            Amendment. This Amendment, or counterparts hereof shall have been duly executed by Agent, the Required Lenders, each Loan Party, and delivered to Agent.

(B)            Closing Fee. Borrowers shall have paid to Agent a closing fee for the account of the Lenders according to each Lender's applicable share of the Revolver Commitments in an amount equal to 0.05% of each Lender’s Revolver Commitment, which fee shall be due and payable in full on the Sixth Amendment Effective Date.

(C)            Supplemental Fee Letter. The Supplemental Fee Letter shall have been duly executed by Agent and AerSale, as Administrative Borrower, and delivered to Agent.

(D)           Approvals. Parent and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Parent or its Subsidiaries of this Amendment and the other Loan Documents executed in connection herewith or with the consummation of the transactions contemplated thereby.

(E)            Payment of Fees and Expense. Borrowers shall have (i) paid all fees required to be paid to Agent and/or the Lenders under this Amendment and the Supplemental Fee Letter and (ii) reimbursed Agent for all reasonable fees, costs and expenses of closing presented as of the date hereof.

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[AerSale] Fifth Amendment

(F)            Representations and Warranties. All of the representations and warranties made by any Loan Party in this Amendment shall be true and correct in all material respects on and as of the date hereof.

(G)            Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Amendment pursuant to this Section 5 shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

The release of the signature pages to this Amendment executed by the Agent and each Lender shall be conclusive evidence that each of the conditions listed above have been satisfied and/or waived in writing by the Agent and each Lender.

Section 6:      Guarantor Reaffirmation and Consent. Each Guarantor hereby (a) consents to this Amendment; (b) acknowledges and reaffirms all of its obligations under any Loan Document to which it is a party; (c) agrees that each Loan Document to which it is a party is and shall remain in full force and effect for the benefit of Agent and each Lender, (d) confirms that the Guaranteed Obligations (as defined in the Guaranty and Security Agreement) include the Obligations, as increased, extended, and otherwise modified hereby and (e) ratifies and confirms its consent to any previous amendments of the Credit Agreement and any previous waivers granted with respect to the Credit Agreement. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, such Guarantor understands that neither Agent nor any Lender shall have any obligation to inform such Guarantor of such matters in the future or to seek such Guarantor’s acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.

Section 7:      Expenses. The Borrowers agree to reimburse the Agent for its documented out-of-pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the documented fees, charges and disbursements of one counsel for the Agent, reasonably incurred to the extent required by Section 2.5(a) of the Credit Agreement.

Section 8:      Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Any such signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

Section 9:      Benefit of Amendment. The provisions of this Amendment shall be binding upon and inure to the benefit of each of the parties hereto. No person, other than the parties hereto, shall be entitled to claim any right or benefit hereunder, as a third-party beneficiary or otherwise.

Section 10:    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law), which would result in the application of the laws of any other jurisdiction.

Section 11:    No Novation. This Amendment is given in amendment (but not in novation, extinguishment or satisfaction) of the Credit Agreement. All Liens and security interests securing payment of the obligations under the Credit Agreement are hereby collectively renewed, extended, ratified and brought forward as security for the payment and performance of the Obligations. With respect to matters relating to the period prior to the date hereof, all of the provisions of the Credit Agreement, and the security agreements and other documents, instruments or agreements executed in connection therewith, are each hereby ratified and confirmed and shall remain in force and effect.

Section 12:    Estoppel. To induce Agent and the Lenders party hereto to enter into this Amendment and to continue to make advances to Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Borrower as against Agent, or any Lender with respect to the Obligations, the Credit Agreement or any other Loan Document.

[SIGNATURES FOLLOW]

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[AerSale] Fifth Amendment

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized officers or attorney-in-fact, as the case may be, all as of the day and year first above written.

AERSALE, INC.

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chief Executive Officer

AERSALE USA 1 LLC

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chief Executive Officer

AERSALE COMPONENT SOLUTIONS, INC.

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chief Executive Officer

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

Signed and delivered as a deed for and on behalf of AERSALE AVIATION LIMITED

By:	/s/ Jonathan Law
Name:	Jonathan Law
Title:	Attorney-in-fact

in the presence of:

/s/ Kieran Foley
Witness Signature

Kieran Foley
Witness Name

10 Sain Alban’s Road, Dublin 8, Ireland
Address

Designer
Occupation

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

Signed and delivered as a deed for and on behalf of AERSALE 27469 AVIATION LIMITED

By:	/s/ Jonathan Law
Name:	Jonathan Law
Title:	Attorney-in-fact

in the presence of:

/s/ Kieran Foley
Witness Signature

Kieran Foley
Witness Name

10 Sain Alban’s Road, Dublin 8, Ireland
Address

Designer
Occupation

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

Signed and delivered as a deed for and on behalf of AERSALE 27910 AVIATION LIMITED

By:	/s/ Jonathan Law
Name:	Jonathan Law
Title:	Attorney-in-fact

in the presence of:

/s/ Kieran Foley
Witness Signature

Kieran Foley
Witness Name

10 Sain Alban’s Road, Dublin 8, Ireland
Address

Designer
Occupation

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

Signed and delivered as a deed for and on behalf of CORAL GABLES 1 LIMITED

By:	/s/ Jonathan Law
Name:	Jonathan Law
Title:	Attorney-in-fact

in the presence of:

/s/ Kieran Foley
Witness Signature

Kieran Foley
Witness Name

10 Sain Alban’s Road, Dublin 8, Ireland
Address

Designer
Occupation

Signed and delivered as a deed for and on behalf of CORAL GABLES 2 LIMITED

By:	/s/ Jonathan Law
Name:	Jonathan Law
Title:	Attorney-in-fact

in the presence of:

/s/ Kieran Foley
Witness Signature

Kieran Foley
Witness Name

10 Sain Alban’s Road, Dublin 8, Ireland
Address

Designer
Occupation

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

Signed and delivered as a deed for and on behalf of AERSALE IRELAND 1 LIMITED

By:	/s/ Jonathan Law
Name:	Jonathan Law
Title:	Attorney-in-fact

in the presence of:

/s/ Kieran Foley
Witness Signature

Kieran Foley
Witness Name

10 Sain Alban’s Road, Dublin 8, Ireland
Address

Designer
Occupation

AVBORNE ACCESSORY GROUP, INC.

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chief Executive Officer

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

AERSALE USA 2 SUB LLC

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chief Executive Officer

QWEST AIR PARTS, LLC

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chief Executive Officer

Q2 AVIATION LLC,

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chief Executive Officer

AIRCRAFT COMPOSITE TECHNOLOGIES, INC.

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chief Executive Officer

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

AerSale AVIATION INC.

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chief Executive Officer

AerSale CORPORATION

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chief Executive Officer

monocle parent llc

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	Chief Executive Officer

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Peter Possemato
Name:	Peter Possemato
Title:	Authorized Signatory

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

CIBC BANK USA, as a Lender and as Syndication Agent

By:	/s/ Javier Gutierrez
Name:	Javier Gutierrez
Title:	Managing Director

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

SYNOVUS BANK, as a Lender and as Documentation Agent

By:	/s/ Mark Daniel
Name:	Mark Daniel
Title:	Senior Vice President

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Camilo Urquijo
Name:	Camilo Urquijo
Title:	Vice-President – Global Relationship Manager

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Oscar A. Lopez
Name:	Oscar A. Lopez
Title:	Senior Vice President

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]

WELLS FARGO CAPITAL FINANCE (UK) LIMITED, as a Lender

By:	/s/ Alison Powell
Name:	Alison Powell
Title:	Authorized Signatory

[Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement]